SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) April 12, 2006
AUTONATION, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 S.E. 6th Street
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)
Registrant’s Telephone Number, Including Area Code (954) 769-6000

(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events.
     On April 12, 2006, AutoNation, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to its Five-Year Credit Agreement dated as of July 14, 2005 (the “Credit Agreement”). The First Amendment provides for, among other things, a new $600.0 million term loan under the Credit Agreement. On April 14, 2006, the Company’s revolving borrowing capacity under the Credit Agreement was increased to $650.0 million pursuant to the terms of the Credit Agreement. The Credit Agreement, as amended, terminates on July 14, 2010. A copy of the First Amendment is attached as Exhibit 10.1 hereto and its contents are incorporated herein by reference.
     In addition, on April 12, 2006, the Company entered into an indenture (the “Indenture”) with Wells Fargo Bank, N.A. relating to the issuance of $300.0 million aggregate principal amount of floating rate senior unsecured notes due 2013 and $300.0 million aggregate principal amount of 7% senior unsecured notes due 2014. A copy of the Indenture is attached as Exhibit 4.1 hereto and its contents are incorporated herein by reference.
     Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

4.1	Indenture, dated April 12, 2006, relating to the issuance of $300.0 million aggregate principal amount of floating rate senior unsecured notes due 2013 and $300.0 million aggregate principal amount of 7% senior unsecured notes due 2014

10.1	First Amendment, dated April 12, 2006, to Five-Year Credit Agreement dated July 14, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC. (Registrant)
By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

Dated: April 27, 2006

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

4.1	Indenture, dated April 12, 2006, relating to the issuance of $300.0 million aggregate principal amount of floating rate senior unsecured notes due 2013 and $300.0 million aggregate principal amount of 7% senior unsecured notes due 2014

10.1	First Amendment, dated April 12, 2006, to Five-Year Credit Agreement dated July 14, 2005

4